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                                                                      Exhibit 4f


                            LINE OF CREDIT AGREEMENT


This Line of Credit Agreement is entered into this 30th day of April, 1999, between FIFTH THIRD BANK, WESTERN OHIO, an Ohio banking corporation, whose address is 110 Main St., Dayton, Ohio 45402 ("Bank") and HUFFY CORPORATION ("Borrower") under the following circumstances:

                                   WITNESSETH:

WHEREAS, Borrower has requested an extension of credit, and Bank has agreed at its sole discretion exercised at the time a request for a loan is made, to make an extension of credit from time to time, subject to the terms hereof in amounts not to exceed an aggregate Ten Million Dollars ($10,000,000);

WHEREAS, the form of the loans, as well as the amounts, and terms and conditions of the loans shall vary, but in all cases shall be subject to this Agreement; and

WHEREAS, Bank and Borrower desire to set forth their respective duties and obligations concerning this $10,000,000 line of credit;

NOW THEREFORE, in consideration of the above representations, as well as the terms and conditions hereinafter set forth, Bank and Borrower agree as follows:

I. THE LOANS.

(a) Amount. Subject to the terms and conditions hereof, Bank may make extensions of credit (the "Loans") to Borrower at Borrower's request from time to time during the term hereof, whereby the total aggregate amount of Loans under all types of extensions of credit herein shall not exceed $10,000,000. Borrower may from time to time request Loans from Bank up to a total aggregate principal amount of $10,000,000 at any one time outstanding and which shall be evidenced by a note of even date herewith in the amount of $10,000,000 ("Note") and incorporated in Exhibit A hereto.

(b) UNCOMMITTED FACILITY. THIS IS AN UNCOMMITTED FACILITY AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR ANY COURSE OF DEALING BETWEEN BANK AND BORROWER, THE DECISION AS TO WHETHER OR NOT TO MAKE ANY LOANS SHALL BE IN BANK'S SOLE AND ABSOLUTE DISCRETION.

(c) Borrower must give Bank written or telephonic notice of its intention to borrow under this Agreement, as hereinafter provided.

(d) Type of Loan. The Loans may take the form of any of the following:

(i) MONEY MARKET LOANS (as hereinafter described);

(ii) ANY OTHER TYPE OF BORROWING ARRANGEMENT MUTUALLY AGREED TO BY BANK AND BORROWER

2. MONEY MARKET LOANS.

(a) Borrowing. Each loan shall be in the minimum principal sum of $500,000. Borrower agrees to repay Bank on the date then due each loan now or hereafter made by Bank to Borrower, together with interest thereon at the agreed rate. Interest on all loans shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(b) Procedures. Each request by Borrower for a loan will be made by telephone notice to Bank by 11:00 am Cincinnati, Ohio time. Bank will, if loans are then available to Borrower, quote Borrower the interest rate based on the maturity requested by Borrower. Borrower shall, at the time of quote, either accept or reject the quote, and if accepted, Bank will credit Borrower's account for the amount of the loan or otherwise disburse the proceeds as agreed upon between Borrower and Bank. The amount of the interest rate on and the maturity date of each loan shall be evidenced by the ledgers and records (including computer records) of Bank, which, in the case of a dispute, shall be conclusive except for manifest error. The Borrower shall provide Bank with a list of those persons authorized to orally request loan advances under this Agreement. Bank may rely on such list until amended in writing by Borrower.

(c) Interest Rate and Prepayment. With respect to all loans, the interest rate quoted by Bank shall be a fixed rate and Borrower shall have no right to prepay such loans.



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(d) Maturity. Each loan shall be for a term agreed upon between Borrower and
Bank. Each loan, together with interest thereon, shall be repaid in immediately available funds at the main office of Bank on the maturity date of such loan. Late payments shall bear interest thereon, due on demand, at a floating per annum rate equal to 3% plus the Federal Funds Rate available to the Bank from time to time on a daily basis. In the event Borrower shall fail to pay any loan when due, all loans outstanding to Borrower shall, at the option of Bank, become immediately due and payable without presentment, demand, protest, or notice of any kind.

3. REPRESENTATIONS AND WARRANTIES.

Borrower hereby warrants and represents to Bank the following:

(a) Borrower is duly organized and in good standing under the laws of its respective state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement.
(b) The execution, delivery and performance by Borrower of this Agreement and the Note has been duly authorized by all necessary corporate action of Borrower, and will not contravene any law or any governmental rule or order binding on Borrower or any document to which Borrower is subject,

4. EVENTS OF DEFAULT. Any of the following events shall be an Event of Default:
(a) any representation or warranty made herein by Borrower or in any document furnished to Bank by Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(b) Borrower shall default in the payment when due of any principal or interest on any obligation of Borrower owed to Bank, of whatever nature, and such nonpayment remains uncured for a period of three (3) after written notice thereof, delivered by certified mail, is received by Borrower from Bank; or
(c) Borrower shall fail to observe or perform any covenant, condition or agreement to be observed performed pursuant to the terms hereof, provided such default shall continue unremedied for 60 days after written notice thereof to Borrower by Bank, or
(d) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or shall have ordered the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law shall have been filed and been pending for 60 days without dismissal; or
(e) Borrower shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower.

5. CONDITIONS PRECEDENT. Prior to any Borrowings hereunder, Bank will require Borrower and Borrower agrees to deliver to Bank the following in form and substance satisfactory to Bank:

(a) DOCUMENTATION. Except as otherwise provided in Section 2 and 3 hereof, any Loan shall be executed on Bank's standard form documentation, as appropriate, or such other documentation as may be necessary and satisfactory to Bank, in Bank's sole discretion.
(b) SECRETARY'S CERTIFICATE. A Certificate of the Secretary or Assistant Secretary of Borrower in the form of Exhibit B attached hereto confirming the incumbency, authenticity and signature of the person(s) executing this Agreement and the Note and such other loan documentation required by Bank accompanied by certified copies of Borrower's Articles of Incorporation, Bylaws/Regulations and Good Standing Certificate.
(c) CERTIFIED RESOLUTION. A copy of a resolution of the Board of Directors of Borrower approving the transactions contemplated by the loan documents which resolution will be certified to be true, accurate and in full force and effect by the Secretary or Assistant Secretary of Borrower.

6. NOTICES. Notices shall be delivered to each party by mail, courier or facsimile at the following address:

Borrower: Huffy Corporation
225 Byers Road
Miamisburg, Ohio 45342-3614
Attention: Thomas A. Frederick, Vice President Finance

Bank: Fifth Third Bank, Western Ohio
110 Main Street
Dayton, Ohio 45402
Attention: Daniel H. Turben, Vice President
Facsimile No. (937) 227-6454

7. CROSS DEFAULT. In the event of a default under the terms of any Loan issued under this Agreement, the entire indebtedness of Borrower to Bank and its affiliates of any kind or nature shall be considered in default and payment thereof may be accelerated without further notice or demand therefor.

8. TERM. This Agreement shall commence as of the date of this Agreement, and unless earlier terminated by Bank in its sole discretion, this Agreement shall terminate May 30, 2000, and any and all loans made pursuant hereto shall be due and payable in full on that date. Bank may renew this Agreement for additional terms of one year each in its sole discretion, and shall notify Borrower of any such renewal.
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9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

10. JURY WAIVER. BORROWER AND BANK HEREBY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF OR RELATED TO THIS AGREEMENT.

11. SUPERSEDING AGREEMENT. This Agreement is the entire agreement between the parties concerning the matters set forth herein, and any prior or conflicting agreements shall be superseded hereby.

12. AMENDMENTS. No change, modification or amendment hereto shall be valid unless agreed to in writing by the parties hereto.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be considered an original hereof.

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

"Borrower"

HUFFY CORPORATION

By: /s/Thomas A. Frederick

Its: V.P. Finance and CFO


"Bank"

FIFTH THIRD BANK, WESTERN OHIO

By: /s/ Dan Turben

Its: Vice President



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                                      NOTE

$10,000,000

April 30, 1999
Dayton, Ohio


On or before May 30, 2000, the undersigned, for value received, promises to pay to the order of FIFTH THIRD BANK, WESTERN OHIO ("Bank"), at its offices at 110 Main Street, Dayton, Ohio 45402, the sum of TEN MILLION DOLLARS ($10,000,000), or such lesser unpaid principal amount as shall be drawn upon under this Note, in lawful money of the UNITED STATES OF AMERICA, together with interest on the unpaid principal balance from the date of this Note, until paid, at a rate of interest as provided for in the Line of Credit Agreement as referenced below, or as agreed upon by Borrower and Bank at the time an advance is made hereunder. Borrower may in accordance with said Line of Credit Agreement, borrow, prepay, and reborrow hereunder, provided that the principal amount of all loans hereunder at any one time shall not exceed $10,000,000. THIS IS AN UNCOMMITTED FACILITY AND NOTHING CONTAINED HEREIN OR IN ANY COURSE OF DEALING BETWEEN THE UNDERSIGNED AND BANK OR IN ANY AGREEMENT, DOCUMENT OR INSTRUMENT RELATED HERETO SHALL BE DEEMED TO BE A COMMITMENT BY BANK TO ADVANCE ANY FUNDS PURSUANT TO THIS NOTE.

Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all makers, guarantors and endorsers hereof.

This Note is issued pursuant to the terms of a certain Line of Credit Agreement dated of even date herewith between the undersigned and Bank, and is subject to all the terms, conditions and provisions thereof which are hereby incorporated herein by reference.

THE UNDERSIGNED HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF OR RELATED TO THIS AGREEMENT.


HUFFY CORPORATION

By: /s/ Thomas A. Frederick
        Thomas A. Frederick
Its:  Vice President Finance